As filed with the Securities and Exchange Commission on March 10, 2005

Registration No. 333-119788

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7334 (Primary Standard Industrial Classification Code Number)	20-1700361 (I.R.S. Employer Identification Number)

700 North Central Avenue, Suite 550
Glendale, CA 91203
(818) 500-0225

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sathiyamurthy Chandramohan
Chief Executive Officer
American Reprographics Company
700 North Central Avenue, Suite 550
Glendale, CA 91203
(818) 500-0225
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Teresa V. Pahl Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP 333 Market Street, Suite 2100 San Francisco, CA 94105 (415) 777-3200	Brett E. Cooper Orrick, Herrington & Sutcliff LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Frank H. Golay, Jr. Sullivan & Cromwell LLP 1888 Century Park East 21st Floor Los Angeles, CA 90067 (310) 712-6600

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-1 (Registration No. 333-119788) (the “Registration Statement”) on which American Reprographics Company (the “Registrant”) registered 15,352,500 shares of Common Stock (the “Shares”) to be offered and sold by the Registrant and the Selling Shareholders pursuant to an underwritten public offering.

     The Securities and Exchange Commission declared the Registration Statement effective on February 3, 2005 and, on February 9, 2005 and March 2, 2005, the Registrant issued and sold and the Selling Shareholders sold an aggregate of 15,035,300 of the Shares. As of the date hereof, 317,200 of the Shares covered by the Registration Statement remain unissued. This Post-Effective Amendment is being filed to deregister these 317,200 unissued Shares. Registrant has terminated the offering under the Registration Statement, has no further plans to issue any of the remaining Shares pursuant to the Registration Statement and desires that the Registration Statement no longer be considered effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on March 10, 2005.

AMERICAN REPROGRAPHICS COMPANY
By:	/s/ SATHIYAMURTHY CHANDRAMOHAN
Sathiyamurthy Chandramohan
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SATHIYAMURTHY CHANDRAMOHAN Sathiyamurthy Chandramohan	Chief Executive Officer; Chairman of the Board of Directors (Principal Executive Officer)	March 10, 2005

* Kumarakulasingam Suriyakumar	President; Chief Operating Officer; Director	March 10, 2005

* Mark W. Legg	Chief Financial Officer; Secretary (Principal Financial Officer and Principal Accounting Officer)	March 10, 2005

* Andrew W. Code	Director	March 10, 2005

* Thomas J. Formolo	Director	March 10, 2005

* Manuel Perez de la Mesa	Director	March 10, 2005

* Edward D. Horowitz	Director	March 10, 2005

/s/ MARK W. MEALY Mark W. Mealy	Director	March 10, 2005

*By: /s/ SATHIYAMURTHY CHANDRAMOHAN Sathiyamurthy Chandramohan Attorney-in-Fact